UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

PRIME GLOBAL CAPITAL GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	26-4309660
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11-2, Jalan 26/70A, Desa Sri Hartamas 50480 Kuala Lumpur, Malaysia Tel: 603-6201-3198 Fax: 603-6201-3226	NA
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: 333-158713

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the Amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2010 (the “Current Report”), and is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

Exhibit No.	Name of Exhibit
2.1	Articles of Exchange (1)
2.2	Share Exchange Agreement, dated December 6, 2010, by and between Home Touch Holding Company, on the one hand, and Union Hub Technology Sdn. Bhn., Wooi Khang Pua and Kok Wai Chai, on the other hand (2)
2.3	Share Exchange Agreement, dated January 26, 2009, by and between Home Touch Holding Company and Home Touch Limited (3)
3.1	Amended and Restated Articles of Incorporation of Home Touch Holding Company (1)
3.2	Amended and Restated Bylaws of Home Touch Holding Company (4)
4.1	Form of common stock certificate (1)

(1)	Incorporated by reference from our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 22, 2011.
(2)	Incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2010.
(3)	Incorporated by reference from Amendment No. 2 to our registration statement filed on Form S-1 with the Securities and Exchange Commission on September 2, 2009.
(4)	Incorporated by reference from Exhibit 2 to the Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on January 5, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED

Date:      March 3, 2011

By:          /s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer